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                                                                   Exhibit 1.1.1

                      EQUITY FOCUS TRUSTS - SECTOR SERIES,
            EMERGING SECTOR PORTFOLIOS:  WIRELESS TECHNOLOGIES 2000



                           REFERENCE TRUST INDENTURE

                          Dated as of August 23, 2000



          This Trust Indenture between Salomon Smith Barney Inc., as Sponsor, and The Bank of New York, as Trustee (the "Indenture") sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Equity Focus Trusts, Standard Terms and Conditions of Trust for Series formed on or subsequent to March 14, 2000", (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:


          In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST


          Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument, except that all references to "The Chase Manhattan Bank" shall be deleted and replaced by "The Bank of New York", and further, that The Bank of New York shall, by executing this Trust Indenture, be deemed to be the Trustee and a party to said Standard Terms and Conditions of Trust for all purposes of this Trust.
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                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST


          The following special terms and conditions are hereby agreed to:

     (a) The Securities (including Contract Securities) deposited hereunder are those listed in the Prospectus under Portfolio relating to Equity Focus
Trusts - Sector Series, Emerging Sector Portfolios:  Wireless Technologies 2000.

     (b) The definition of "Trustee" shall be deleted and replaced by the following:

          "The Bank of New York, or its successor or any successor Trustee appointed as herein provided."

     (c) SECTION 2.02 is hereby amended by adding the following sentence as the second sentence of SECTION 2.02: "Effective as of the Evaluation Time on August 24, 2000, in the event that the aggregate value of Securities in the Trust has increased since the evaluation on August 23, 2000, the Trustee shall issue such number of additional Units to the Holder of outstanding Units as of the close of business on August 23, 2000, that the price per Unit computed as of the Evaluation Time on August 24, 2000, plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, including the additional Units issued pursuant to this sentence); in the event that the aggregate value of Securities in the Trust Fund has decreased since the evaluation on August 23, 2000, there will be a reverse split of the outstanding Units, and said Holder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on August 24, 2000 plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence)."

     (d) For purposes of SECTION 7.03 the amount per year as compensation for the Sponsor is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Sponsor's Annual Fee.

     (e) SECTION 8.01(b) shall be amended by adding the following to the clause ending prior to the proviso beginning in the fifth line:

          "or in respect of any evaluation which it is required to make, or required or permitted to have made by others under this Indenture, or otherwise."

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     (f) For purposes of SECTION 8.05, the amount per year specified as compensation for the Trustee is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Trustee's Annual Fee.

     (g) For purposes of SECTION 9.01, the Termination Date shall be the dates specified in the Prospectus under Mandatory Termination Date in the Summary of Essential Information.

     This Indenture shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

                                      -3-
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IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed


                                          SALOMON SMITH BARNEY INC.
                                          Sponsor



                                          By:   /s/ Kevin E. Kopczynski
                                              ------------------------------
                                               Senior Vice President

                                      -4-
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                                  THE BANK OF NEW YORK, Trustee


                                  By: /s/ Thomas Porrazzo
                                     -----------------------



(SEAL)


ATTEST:


By: /s/ Joseph Poggio
    ----------------------